Exhibit 10(j)

Mr. John P. Surma
2006 Hycroft Drive
Pittsburgh, PA 15241

December 21, 2001

Dear John,

In furtherance of your employment letter dated January 27, 1997, and in consideration for your agreeing to act as Vice Chairman of United States Steel Corporation effective January 1, 2002 (or such later date on which the USX Corporation Board of Directors approves the restructure of USX), USX Corporation, renamed Marathon Oil Corporation effective upon the USX restructure ("Marathon"), United States Steel LLC ("Steel"), Marathon Ashland Petroleum LLC ("MAP"), Speedway SuperAmerica LLC ("SSA"), and their successors (collectively, the "Corporation") agree to provide the non-qualified benefit supplements outlined in Section A below. The supplements payable under this letter agreement ("Agreement") are in addition to the pension and savings benefits and non-qualified deferred compensation that you are otherwise entitled to as an executive employee of the Corporation.

Unless you elect otherwise in accordance with Section B below, the supplements payable under this Agreement shall be paid by Steel and Marathon in the form of a lump sum distribution within 90 days of the date of your termination of employment from all employers of the Corporation (or, if earlier, the date of your death). Any such lump sum distribution shall be calculated in the same manner as it would have been calculated had it been made under the Steel or Marathon pension plan, as applicable. If you die prior to receipt of such lump sum, such lump sum will be paid to your surviving spouse or to your estate if there is no surviving spouse.

A.   Pension and Savings Benefits - Attributable to Bonus Service Steel and
     ----------------------------
     Marathon shall provide non-qualified benefit supplements equal to the difference between (1) the Adjusted Benefits, and (2) the Actual Benefits, as outlined below.

     (1)  Adjusted Benefits
          -----------------

          The term "Adjusted Benefits" shall mean the pension (and surviving spouse and survivor) or savings benefits that would be provided to you under the Steel Plans and the Marathon Plans specified in Exhibit A attached if your actual continuous service with the Corporation is adjusted to reflect an increase of fifteen (15) years of continuous service. As outlined in Exhibit A, such bonus years will be used for purposes of determining eligibility and vesting for both the Steel Plans and Marathon Plans. For benefit accrual purposes, the fifteen bonus years of service will be allocated between Steel and Marathon (and their plans) based upon the ratio of the number of months of service you have worked for Steel or Marathon, respectively, as compared to the combined number of months of service you have worked for Steel and Marathon as of the determination date.

          Solely for purposes of determining the above-described allocation ratio, years of service with USX prior to the USX restructure will be counted as service for Steel and years of service with MAP and SSA shall be counted as service for Marathon. The determination date shall be the date of your termination of employment (or, if earlier, the date of your death). A partial month of service shall be counted as a month if it includes at least 15 days of service.

     (2)  Actual Benefit
          --------------

          The term "Actual Benefits" shall mean the pension (and surviving spouse and survivor) and savings benefits that are provided to you under the Steel Plans and the Marathon Plans specified in Exhibit A as of the determination date.

     For purposes of determining the amounts in (1) and (2) above, benefits will be based upon the amount of immediate benefit payable in the form of a lump sum distribution under the terms of the applicable plan.

B.   Alternative Forms of Benefit
     ----------------------------

     You may receive all or a portion of the supplements payable by Steel or Marathon under this Agreement in one or more alternative forms of benefit if you make an election to do so at least one year prior to the date of your retirement from the Corporation (or, if earlier, from the date of your death). Any alternative form of benefit must be approved by the Corporation and may include, for example, the alternatives outlined below. To be valid, any such election must be received in writing and approved by the Vice President-Employee Relations of Steel and/or Marathon, as applicable.

     (1)  Installments
          ------------

          In accordance with the terms of a valid election, the benefit payable under this Agreement may be paid either:

          (a) in full on February 1 of the year following the year in which you retire, or

          (b) in up to ten annual installments with the first annual installment payable within 90 days following the date of your retirement and the succeeding installments payable on the next anniversary(ies) of the first payment date.

          Interest would accrue and be payable on the balance due at the rate used to determine the actuarially equivalent lump sum value of your benefit under the Steel or Marathon pension plan, as applicable. If you die prior to receipt of the remaining installments, such remaining installments shall be paid to your surviving spouse or to your estate if there is no surviving spouse.

          Subject to a 2% penalty, you may elect to accelerate the payment of all remaining installments to a date prior to the scheduled date. If such an election is made, the accelerated payment would be reduced by an amount equal to 2% of the amounts accelerated (including interest). Such an election for acceleration of any balance due will be valid only if it is filed in writing with the appropriate Vice President -Employee Relations at least 20 days prior to the date payment is requested.

     (2)  Split Dollar Life Insurance
          ---------------------------

          In accordance with the terms of a valid election, you may waive your right to all or a portion of the benefits payable by Steel and/or Marathon under this Agreement in return for split dollar life insurance coverage under terms to be subsequently determined by Steel or Marathon.

C.   Deferred Compensation Arrangements
     ----------------------------------

     As with other similarly situated former employees, Marathon agrees that you will be treated the same as an employee transferred to an employer within the Marathon Oil Corporation controlled group of corporations for purposes of the MAP and SSA Deferred Compensation Arrangements outlined in Exhibit B attached. In this regard, no distributions under these Arrangements will be permitted or required solely as a result of the separation of USX Corporation.

Consistent with the terms of the January 27, 1997 letter agreement, Marathon agrees to provide the non-qualified benefit supplement under this Agreement that is payable by Steel to the extent, if any, that such supplement is not paid by Steel within 60 days of the due date. In such event, Marathon shall pay such unpaid portion within 60 days of the date that you notify Marathon that Steel has failed to satisfy its obligation under this Agreement.

For your information, attached as Exhibit B is a list of the pension and savings plans and non-qualified deferred compensation arrangements in which you are currently participating.

Sincerely,


/s/ T.J. Usher

T.J. Usher


                  Agreed to:  /s/  John P. Surma               December 21, 2001
                              --------------------
                              John P. Surma

                                                                       Exhibit A
                                                                       ---------

               John P. Surma Letter Agreement - December 21, 2001
               ------------------------------   -----------------
 Application of Bonus Service to Steel and Marathon Plans (and their successors)

                                                                       Adjusted Benefit under Letter Agreement
                                                      -------------------------------------------------------------------------

                     Plans                               Eligibility and Vesting                    Benefit Accrual
---------------------------------------------------   ------------------------------   ----------------------------------------
Steel Plans
-----------
 USS Plan for Non-Union Employee Pension Benefits     15 years of bonus service        Steel's pro rata portion/1/ of
                                                                                        15 bonus years

 USS Corporation Non-Tax Qualified Pension  Plan      15 years of bonus service        Steel's pro rata portion of
                                                                                        15 bonus years

 USS Corporation Executive Management
  Supplemental Pension Program                        15 years of bonus service        Steel's pro rata portion of
                                                                                        15 bonus years

 USS Corporation Supplemental Thrift Program          15 years of bonus service
                                                      (provides higher Co. match)      No impact

Marathon Plans
--------------
 Retirement Plan of Marathon Oil Company              15 years of bonus service        No impact. (Marathon's pro rata
                                                                                        portion of 15 bonus years is used in
                                                                                        hypothetical MAP Ret. Plan unreduced
                                                                                        for Marathon Retirement Plan offset)/2/

 Marathon Oil Company Excess Benefits Plan            15 years of bonus service        No impact

 Refining, Marketing, and Transportation Subplan of
  Marathon Ashland Petroleum Retirement Plan          15 years of bonus service        Marathon's pro rata portion of
                                                                                        15 bonus years

 Marathon Ashland Petroleum Excess Benefits Plan      15 years of bonus service        Marathon's pro rata portion of
                                                                                        15 bonus years

 Retail Subplan of Marathon Ashland Petroleum Plan
  -  Petroleum Marketing Legacy Provisions            15 years of bonus service        No impact
                                                      15 years of bonus service        No impact on number of accrual years
  -  Pension Equity Provisions                        (provides higher accrual rate)

Speedway SuperAmerica Excess Benefits Plan            15 years of bonus service        No impact

----------
/1 Pro rata portion is determined as of the determination date based upon the ratio of the number of months of service for Steel (including pre-2002 USX) or Marathon, respectively as compared to the combined number of months of service for Steel and Marathon. Determination data is the date of retirement (or, if earlier, date of death)./

/2 The term"Marathon's pro rata portion" refers to the portion allocable to service with Marathon, MAP, and SSA./

                                                                       Exhibit B
                                                                       ---------

            John P. Surma - Applicable Pension and Savings Plans and
            -------------
            Deferred Compensation Arrangements (and their successors)

                                                                              Summary of Benefits
                                                ------------------------------------------------------------------------------

                                                Estimated Lump Active
                Plans                             Sum Value-7/1/01       Participation                 Explanation
--------------------------------------------    ---------------------    -------------    ------------------------------------
Steel Plans
-----------
1.   USS Non-Union Employee Pension Plan                         0           9/01 -       DB pension on non-bonus compensation
2.   USS Non-Tax Qualified Pension Plan                          0           9/01 -       Excess/1/ not payable under Plan 1
                                                                                           [Non-Qual.]
3.   USS Supplemental Pension Program                            0           9/01 -       DB Pension on bonus compensation
                                                                                           [Non-Qual.]
4.   USS Savings Fund Plan                                       0           9/01 -       DC savings [401(k) and 401(m)]
5.   USS Supplemental Thrift Program                             0           9/01 -       Company match not provided under
                                                                                           Plan 4 [Non-Q.]

Marathon Plans
--------------
6.   MRO - Marathon Retirement Plan                         54,582        2/97 - 8/98     DB pension on regular and bonus
                                                                                           compensation
7.   MRO and MAP - Thrift Plan                         (See website)      2/97 - 8/98     DC savings [401(k) and 401(m)]
                                                                          1/00 - 8/01
8.   MRO - Excess Benefits Plan                                           2/97 - 8/98     Excess not payable under Plans 6 & 7
                                                                                           [Non-Qual.]
     .   Excess Defined Contribution (Thrift)               30,800
     .   Excess Defined Benefit                    (Shown in Plan 6)
9.   MAP - RM&T Subplan of MAP Plan                        111,345        1/00 - 8/01     DB pension on regular and bonus
                                                                                           compensation
10.  MAP - Excess Benefits Plan                                           1/00 - 8/01     Excess not payable under Plans 9 & 7
                                                                                           [Non-Qual.]
     .   Excess Defined Contribution (Thrift)               35,900
     .   Excess Defined Benefit                    (Shown in Plan 9)
11.  SSA - Retail Subplan of MAP Plan
       - Petroleum Marketing Legacy                         17,471       9/98 - 12/98     DB pension on regular and bonus
                                                                                           compensation
       - Pension Equity Provisions                          79,848       1/99 - 12/99     DB pension on regular and bonus
                                                                                           compensation
12.  SSA - Excess Benefits Plan                   (Shown in Plan 11)     9/98 - 12/99     Excess not payable under Plan 11
                                                                                           [Non-Qual.]

Deferred Compensation Arrangements
----------------------------------

13.  MAP - Deferred Compensation                           178,100        1/00 - 8/01     Deferred income; hypothetical
                                                                                           Fidelity options
14.  SSA - Deferred Compensation - 1998                     21,200       9/98 - 12/98     Deferrals; earnings tied to
                                                                                           prime rate
15.  SSA - Deferred Compensation - 1999                    131,600       1/99 - 12/99     Deferred income; hypothetical
                                                                                           Fidelity options

----------
/1 For purposes of this chart, the term "Excess" means the amount not payable under a qualified trust on account of Code sections 401(a)(17) and 415 (or other Code sections)./